Exhibit 99.1

GENESEE & WYOMING INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2006

(In thousands)

(Unaudited)

		Pro Forma Adjustments
	GWI As Reported (2)	ARG Sale (3)	ARG Purchase (3)	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$20,306	$213,135	$(12,962)	$220,479
Accounts receivable, net	89,733		9,620	99,353
Materials and supplies	6,706		2,516	9,222
Prepaid expenses and other	15,176		151	15,327
Deferred income tax assets, net	1,995			1,995

Total current assets	133,916	213,135	(675)	346,376
PROPERTY AND EQUIPMENT, net	535,256		23,216	558,472
INVESTMENT IN UNCONSOLIDATED AFFILIATES	135,473	(98,914)	(25,289)	11,270
GOODWILL	31,208			31,208
INTANGIBLE ASSETS, net	134,313			134,313
OTHER ASSETS, net	12,649			12,649

Total assets	$982,815	$114,221	$(2,748)	$1,094,288

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$4,699			$4,699
Accounts payable	95,120		7,715	102,835
Accrued expenses	24,398		2,170	26,568
Income tax payable - Australia		79,422		79,422

Total current liabilities	124,217	79,422	9,885	213,524
LONG-TERM DEBT, less current portion	309,854	(66,000)		243,854
DEFERRED INCOME TAX LIABILITIES, net	62,017	4,493	(3,617)	62,893
DEFERRED ITEMS - grants from governmental agencies	47,710			47,710
DEFERRED GAIN - sale/leaseback	3,140			3,140
OTHER LONG-TERM LIABILITIES	14,535		1,939	16,474
MINORITY INTEREST	3,320			3,320

TOTAL STOCKHOLDERS’ EQUITY	418,022	96,306	(10,955)	503,373

Total liabilities and stockholders’ equity	$982,815	$114,221	$(2,748)	$1,094,288

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

GENESEE & WYOMING INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2006

(In thousands, except per share amounts)

(Unaudited)

		Pro Forma Adjustments
	GWI As Reported (2)	ARG Sale (3)	ARG Purchase (3)	Pro Forma
REVENUES	$112,982	$—	$17,513	$130,495
OPERATING EXPENSES	90,922	(865)	16,216	106,273

INCOME FROM OPERATIONS	22,060	865	1,297	24,222

INTEREST EXPENSE	(5,008)	1,331		(3,677)
OTHER INCOME, NET	545			545

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	17,597	2,196	1,297	21,090

PROVISION FOR INCOME TAXES	4,998	856	388	6,242

INCOME BEFORE EQUITY EARNINGS	12,599	1,340	909	14,848

EQUITY IN NET INCOME OF INTERNATIONAL AFFILIATES:
AUSTRALIAN RAILROAD GROUP	1,353	(898)	(455)
SOUTH AMERICA	62			62

NET INCOME	$14,014	$442	$454	$14,910

BASIC EARNINGS PER SHARE:

EARNINGS PER SHARE	$0.38	$0.01	$0.01	$0.40

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	37,326	37,326	37,326	37,326

DILUTED EARNINGS PER SHARE:

EARNINGS PER SHARE	$0.33	$0.01	$0.01	$0.35

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	42,411	42,411	42,411	42,411

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

GENESEE & WYOMING INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2005

(In thousands, except per share amounts)

(Unaudited)

		Pro Forma Adjustments
	GWI As Reported (2)	ARG Sale (3)	ARG Purchase (3)	Pro Forma
REVENUES	$385,389	$—	$70,028	$455,417
OPERATING EXPENSES	314,458	(601)	64,461	378,318

INCOME FROM OPERATIONS	70,931	601	5,567	77,099

INTEREST EXPENSE	(14,900)	3,487		(11,413)
OTHER EXPENSE, NET	(218)			(218)

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	55,813	4,088	5,567	65,468

PROVISION FOR INCOME TAXES	15,756	1,594	1,668	19,018

INCOME BEFORE EQUITY EARNINGS	40,057	2,494	3,899	46,450

EQUITY IN NET INCOME OF INTERNATIONAL AFFILIATES:
AUSTRALIAN RAILROAD GROUP	9,468	(7,518)	(1,950)
SOUTH AMERICA	610			610

NET INCOME	$50,135	$(5,024)	$1,949	$47,060

BASIC EARNINGS PER SHARE:

EARNINGS PER SHARE	$1.36	$(0.14)	$0.05	$1.28

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	36,907	36,907	36,907	36,907

DILUTED EARNINGS PER SHARE:

EARNINGS PER SHARE	$1.20	$(0.12)	$0.05	$1.13

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	41,712	41,712	41,712	41,712

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

GENESEE & WYOMING INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1 – Overview

Effective June 1, 2006, Genesee & Wyoming Inc. (the Company) and its 50-percent partner, Wesfarmers Limited (Wesfarmers), sold the Western Australia operations and certain other assets of the Australian Railroad Group (ARG) to Queensland Rail and Babcock & Brown Limited (ARG Sale) and the Company purchased Wesfarmers’ 50-percent ownership of the remaining ARG operations, which are principally located in South Australia and the Northern Territory (ARG Purchase, together with the ARG Sale, the Australia Transactions). This business, which is based in Adelaide, was renamed Genesee & Wyoming Australia Pty Ltd (GWA), and is a 100-percent owned subsidiary. These pro forma condensed consolidated financial statements reflect the effects of the Australia Transactions on the financial condition and results of operations of Genesee & Wyoming Inc. and Subsidiaries (GWI) as though they had occurred at earlier points in time. The pro forma condensed consolidated balance sheet is presented as though the Australia Transactions occurred as of March 31, 2006. The pro forma condensed consolidated income statements for the three months ended March 31, 2006, and for the year ended December 31, 2005, are presented as though the Australia Transactions occurred as of January 1, 2005. Differences in the impact of these transactions at June 1, 2006 versus the pro forma transaction dates of March 31, 2006 and January 1, 2005 are primarily the result of changes in the U.S. dollar/Australian dollar exchange rate, equity method earnings on our investment in ARG, and the balance at the respective transaction date of our revolving credit facility, which was fully repaid with transaction proceeds.

The ARG Purchase is accounted for under the purchase method of accounting. However, because we previously held a 50-percent share of these assets through our ownership interest in ARG, we are required to apply a step-method to the allocation of value among the assets and liabilities of GWA. Our previously held 50-percent share of the assets and liabilities is recorded at its carryover book value from ARG, adjusted for reductions necessary to reflect the fair value of those assets, as represented by our purchase price for Wesfarmers’ 50-percent share. To reflect the reductions to fair value, we recorded an impairment charge upon the acquisition. The 50-percent share acquired from Wesfarmers is recorded at the estimated fair value on the date of the transaction. The total fair value of the acquisition is allocated to the assets acquired and liabilities assumed based on available information and certain assumptions that we believe to be reasonable. Changes to these original estimates are not expected to be material.

2 – GWI As Reported

These amounts represent the condensed consolidated balance sheet and income statement information of GWI as of and for the periods presented. Amounts as of and for

GENESEE & WYOMING INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

the three months ended March 31, 2006, were derived from our Quarterly Report on Form 10-Q for the period ended March 31, 2006. Amounts for the year ended December 31, 2005, were derived from our Annual Report on Form 10-K for the period ended December 31, 2005.

3 – Pro Forma Adjustments

ARG Sale

The amounts included in the pro forma condensed consolidated balance sheet as of March 31, 2006, related to the ARG Sale represent the following:

•	All Australian dollar amounts are converted to U.S. dollar amounts at the March 31, 2006, exchange rate of 0.7167 U.S. dollars/Australian dollar.

•	Cash proceeds from the transaction, net of financial risk management activities and transaction-related costs, are $279.1 million.

•	Cash proceeds are used to repay our outstanding debt under our revolving credit facility of $66.0 million as of March 31, 2006.

•	Our investment balance of $98.9 million as of March 31, 2006, is removed.

•	Australian income taxes incurred from the transaction, as calculated using applicable statutory income tax rates, total $79.4 million.

•	The net impact to U.S. deferred income taxes, as calculated using applicable statutory income tax rates, is a net increase in long-term deferred income tax liabilities of $4.5 million.

•	The impact to stockholders’ equity is as follows (in millions):

Net after-tax gain on sale	$116.4
Less: Recognition in net gain on sale of the following items previously included in stockholders’ equity:
Liquidation of cumulative translation adjustment	21.4
Realization of financial risk management impacts previously recognized in other comprehensive income	(1.3)

$96.3

GENESEE & WYOMING INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The amounts included in the pro forma condensed consolidated income statements for the three months ended March 31, 2006, and the year ended December 31, 2005, respectively, related to the ARG Sale represent the following:

•	Direct transaction expenses, such as external advisor fees, of $0.9 million incurred in the three months ended March 31, 2006, and $0.6 incurred in 2005 are removed.

•	The elimination of our outstanding debt under our revolving credit facility results in a savings in interest expense of $1.3 million for the three months ended March 31, 2006, and $3.5 million for 2005.

•	The provision for income taxes, as calculated using applicable statutory income tax rates, reflects an effective income tax rate of 39% for each period.

•	Equity method earnings previously recognized for the portion of ARG sold are removed.

ARG Purchase

The amounts included in the pro forma condensed consolidated balance sheet as of March 31, 2006, related to the ARG Purchase represent the following:

•	All Australian dollar amounts are converted to U.S. dollar amounts at the March 31, 2006, exchange rate of 0.7167 U.S. dollars/Australian dollar.

•	A cash payment of $14.3 million is made to purchase Wesfarmers’ 50-percent share of the remaining ARG operations.

•	As a result of the impairment charge described above under Overview, the total of the 50-percent interest in the ARG assets acquired from Wesfarmers and our previously held 50-percent share represents the total fair value of GWA at the balance sheet date. The after-tax impairment charge recorded in stockholders’ equity is $11.0 million.

•	The amounts reflected represent a preliminary allocation of the fair value of GWA among respective assets and liabilities, including cash and cash equivalents of $1.4 million.

•	The $23.2 million of net property and equipment, which represents a gross value of approximately $38.6 million, including approximately $4.3 million of land, and accumulated depreciation of $15.4 million. These assets, other than land, are assumed to depreciate over a weighted average life of 17 years.

GENESEE & WYOMING INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The amounts included in the pro forma condensed consolidated income statements for the three months ended March 31, 2006, and the year ended December 31, 2005, respectively, related to the ARG Purchase represent the following:

•	ARG’s historical results of operations of its businesses in South Australia and the Northern Territory, adjusted for conformity with U.S. generally accepted accounting principles and to include the historical results of ARG’s fuel sales now included within the South Australia business, are presented.

•	We also reflected approximately $0.1 million, pre-tax, per month of additional transportation expenses related to fuel sales not readily identifiable in ARG’s historical financial statements.

•	Australian dollar amounts are converted to U.S. dollar amounts at the average exchange rates for each month included in the respective period. These average exchange rates ranged from 0.7272 to 0.7508 U.S. dollars/Australian dollar for the three months ended March 31, 2006, and from 0.7355 to 0.7851 U.S. dollars/Australian dollar for the year ended December 31, 2005.

•	Equity method earnings previously recognized for our previously held 50-percent share of the portion of ARG purchased are spread among the statement of income line items to show the pro forma impact of consolidating GWA.

4 – Nonrecurring Charges and Credits and Other Items Not Reflected

Assuming the ARG Sale and ARG Purchase occurred on January 1, 2005, nonrecurring charges and credits directly related to these transactions as well as certain other items not included in the pro forma condensed consolidated income statement for the year ended December 31, 2005, are as follows:

•	All Australian dollar amounts directly related to the ARG Sale are converted to U.S. dollar amounts at an exchange rate of 0.7825 U.S. dollars/Australian dollar, which represents the approximate rate on January 1, 2005.

•	Assuming the net proceeds in Australian dollars are constant for all periods presented, a net gain directly attributable to the excess of proceeds received over our existing investment balance, net of financial risk management activities and direct transaction costs, of $236.8 million ($146.7 million after tax) would have been recorded for the year ended December 31, 2005.

•	Because we may pursue several alternatives for the use of the remaining net proceeds from the ARG Sale, there are no effects from those alternatives reflected in these pro forma condensed consolidated financial statements, including interest income from the short-term investment of those proceeds.

GENESEE & WYOMING INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

•	Because the purchase price for the ARG Purchase was lower than 50-percent of the book value ARG had historically recorded on these assets, we would have recorded an impairment loss on our previously held 50-percent share of the ARG book value of these assets of $17.1 million ($12.0 million after-tax) for the year ended December 31, 2005.

•	Additional transaction-related costs, including management bonuses, of approximately $6 million or ($4 million after-tax), including approximately $3 million of expense related to stock-based compensation, would have been recorded for the year ended December 31, 2005.

•	Because our share of the post-closing adjustments represents a contingent gain, no amount for these adjustments has been reflected in these pro forma condensed consolidated financial statements. Currently, our share is estimated to be approximately $10.2 million ($6 million after-tax).